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                            ACQUISITION OF COMPUNERD, INC.

                                   NOVEMBER 1, 1996

1   Asset Purchase Agreement

2.  Bill of Sale

3.  Assumption Agreement

4.  Powers of Attorney

5.  Stock Certificates

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                               ASSET PURCHASE AGREEMENT


    This Asset Purchase Agreement (this "Agreement") is made as of November 1, 1996, by and among ROCKY MOUNTAIN INTERNET, INC., a Delaware corporation ("Buyer"), and COMPUNERD, INC., a Colorado corporation ("Seller"), and Seller's shareholders whose signatures appear at the end of this Agreement (the "Shareholders").

    Seller owns and operates a business providing Internet and Web services in Colorado Springs, Colorado (the "Business"), Seller wishes to sell, and Buyer wishes to buy, assets comprising the Business as provided in this Agreement.

    In consideration of the terms, conditions and agreements stated in this Agreement, the parties agree as follows:

                                      AGREEMENT

                                  I. THE ACQUISITION

    1.1 PURCHASE AND SALE OF ASSETS. Subject to Section 1.2 regarding the Excluded Assets, Seller sells, transfers, grants, conveys, assigns and delivers ("Transfers") to Buyer, and Buyer purchases and accepts from Seller, all of Seller's rights, proper ties and assets comprising, used or useful in the Business (collectively, the "Assets") free and clear of any Liens (as defined in Section 4.6(i)), including, but not limited to, those items listed or described on SCHEDULE 1.1.

    1.2 EXCLUDED ASSETS. Notwithstanding anything contained in this Agreement to the contrary, the following rights, properties and assets (collectively, the "Excluded Assets") will not be included in the Assets:

         (a) ACCOUNTS RECEIVABLE. All accounts receivable of Seller arising from the conduct of the Business prior to the date of this Agreement (the "Accounts Receivable"); and

         (b) SELLER'S RIGHTS UNDER CONTRACTS. AU rights of Seller in the leases, agreements and contracts (collectively, the "Excluded Contracts") described on SCHEDULE 1.2(b).

                                  II. PURCHASE PRICE

    2.1 BASE PURCHASE PRICE. At Closing, Seller will Transfer the Assets to Buyer and Buyer will pay Seller a combination of consideration as follows:

         (a)  Cash payment in the amount of $65,000; and

         (b) 30,000 shares of Buyer's common stock, par value $.001 per share (the "Share Consideration"). Certificates comprising the Share Consideration will be issued in the name

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of such Shareholders, and in such denominations (not exceeding 30,000 shares in the aggregate) as Seller shall specify.

    2.2 CONTINGENT PAYMENT. Buyer will pay Seller a cash payment equal to revenues generated, if any, by Darrell D. Judd, from work performed, billed and collected by Buyer within 120 days of Closing (as defined in Section 6.1), for the development of Web sites for the account of Stick Enterprises International (including revenues which, in the reasonable opinion of the board of directors of Buyer, are generated from other accounts but which are directly attributable to work done for Stick Enterprises International). In no case will Buyer be required to make any payment in respect of revenues received more than 120 days after Closing or any payments in excess of $15,000 in the aggregate, even if actual revenues attributable to Stick Enterprises International are greater than $15,000.


                            III. ASSUMPTION OF LIABILITIES

    3.1 ASSUMED LIABILITIES. On the terms and subject to the conditions of this Agreement, as of Closing, Buyer will assume and thereafter in due course pay, perform and discharge the following, and only the following, liabilities and obligations of Seller (the "Assumed Liabilities"): All liabilities and obligations of Seller arising under the terms of the contracts that are listed or specifically described on SCHEDULE 3.1 but only to the extent such liabilities and obligations arise after the Closing Date (as defined in Section 6.1) under the terms of such contracts. Notwithstanding anything to the contrary contained in this Agreement or any document delivered in connection with it, Buyer's obligations with respect to the Assumed Liabilities will not extend beyond the extent to which Seller was obligated with respect to them and will be subject to Buyer's right to contest in good faith the nature and extent of any liability or obligation.

    3.2 RETAINED LIABILITIES. Except as specifically provided in Section 3.1, Seller will retain, and Buyer will not assume, or be responsible or liable with respect to, any liabilities or obligations of Seller or its predecessors, whether or not arising out of or relating to the conduct of the Business or associated with or arising from any of the Assets and whether fixed or contingent or known or unknown.

                          IV. REPRESENTATIONS AND WARRANTIES

    REPRESENTATIONS AND WARRANTIES OF SELLER. Seller and the Shareholders represent and warrant to Buyer as of the date hereof as follows:

    4.1 CORPORATE MATTERS. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has the requisite corporate power and authority to own, lease or otherwise hold the Assets and to conduct the Business as presently conducted by it. Seller is duly qualified to conduct business as a foreign corporation in each other jurisdiction in which its ownership or lease of property or conduct of the Business requires such

                                          2

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qualification under applicable law.  Seller owns the Assets and conducts the
Business directly, and not through any other corporation, partnership or other entity.

    4.2 AUTHORIZATION AND EFFECT OF AGREEMENT. Seller has the requisite corporate power to execute and deliver this Agreement and to perform the transactions contemplated by this Agreement to be performed by Seller. The execution and delivery by Seller of this Agreement and the performance by Seller of the transactions contemplated by this Agreement to be performed by Seller have been duly authorized by all necessary action on the part of Seller, Seller's board of directors and the shareholders, as applicable, and, if applicable, holders of Seller's indebtedness. This Agreement has been duly executed and delivered by Seller and, assuming the due execution and delivery of this Agreement by Buyer, constitutes a valid and binding obligation of Seller enforceable in accordance with its terms.

    4.3 NO CONFLICTS. Except as listed or described on SCHEDULE 4.3, the execution and delivery of this Agreement by Seller does not, and the performance by Seller of the transactions contemplated by this Agreement to be performed by it will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, (i) the articles of incorporation or bylaws of Seller, (ii) any law, statute, rule, regulation, zoning or other ordinance, order, code, arbitration award, judgment, decree, permit or other legal requirement (each a "Law" and, collectively, "Laws") of any United States, state, legal or other governmental entity or municipality or any subdivision thereof or any authority, department, commission, board, bureau, agency, court, arbitration panel or instrumentality (collectively, "Governmental Entities") to which Seller or any of the Assets is subject, (iii) any of the Contracts or any document or instrument to which Seller or any of the Assets is subject, or (iv) au licenses required to permit, in accordance with the rules and regulations or any Governmental Entity, the continued conduct of the business as now conducted (or proposed to be conducted under existing agreements). No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Seller under any applicable Law in connection with the execution and delivery of this Agreement by Seller or the performance by Seller of the transactions contemplated by this Agreement to be performed by Seller.

    4.4 FINANCIAL STATEMENTS. Seller has provided Buyer with true and complete copies of Seller's balance sheet dated October 30, 1996, and related statement of profit and loss for the period from January 1, 1996 through October 30, 1996 (the "Financial Statements"). The Financial Statements present fairly in all material respects the financial condition and results of operation of the Business as of and for the periods indicated. Except as reflected on the balance sheet included in the Financial Statements, as of the date of such balance sheet, Seller had no liability, known or unknown, accrued or unaccrued, absolute or contingent. Since October 30, 1996, Seller has not incurred any liability other than liabilities in the ordinary course of business consistent with past practice.


    4.5 COMPLIANCE WITH LAWS. Except as described on SCHEDULE 4.5, Seller is in compliance with all Laws. Except as set forth on SCHEDULE 4.5, Seller is not required to obtain any

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licenses or permits, or file any notices, applications or reports under regulations related to any matters referred to in this Section 4.5 that have not been properly obtained or filed. Except as set forth on SCHEDULE 4.5, there is not pending or threatened any litigation, claim or proceeding before any court, agency or arbitral body to which Seller is a party or by which the Assets could be bound or affected.

    4.6  TITLE TO ASSETS.

         (1) The Assets constitute in all material respects, all of the assets, other than the Excluded Assets, used by Seller in connection with the conduct of the Business Seller has good, marketable and exclusive title to the Assets, and the Assets are free and clear of all liens, mortgages, claims, charges, security interests, options, preemptive purchase rights or other encumbrances of any kind or nature whatsoever (collectively, "Liens"). Seller has the valid and enforceable power and unqualified right to Transfer the Assets to Buyer.

         (ii) SCHEDULE 1.1  contains an accurate list of the Assets.

         (iii) The delivery to Buyer at Closing of the instruments of Transfer contemplated by this Agreement will vest in Buyer good, marketable and exclusive title to the Assets, free and clear of all Liens.

    4.7 INTELLECTUAL PROPERTY. There is no unresolved claim or demand asserting a conflict with, and Seller is not infringing on, the rights of others in connection with Seller's use of any patents, copyrights, trademarks, trade names, service marks, trade secrets, know-how and other proprietary rights, whether registered or unregistered, including applications for any of the foregoing (collectively, the "Intellectual Property Rights"). To the best of Seller's knowledge, no person or entity is infringing on or improperly using the Intellectual Property Rights of Seller.

    4.8  CONTRACT RIGHTS

         (i) SCHEDULE 4.8(i) contains a true and complete list of all contracts, agreements, arrangements or understandings (the "Seller Contracts") to which Seller is a party or by which Seller is bound or to which any of the Assets are subject, other than any which are entered into with unaffiliated third parties in the ordinary course of business which are not material to the conduct of the Business, which are terminable without payment of premium or penalty at will or upon not more than 30 days' notice, which impose monetary obligations not in excess of $5,000 and which impose no material non-monetary obligations. Except as set forth on SCHEDULE 4.8(i), none of the Seller Contracts listed or described on SCHEDULE 4.8(i) has been amended nor has Seller waived any right thereunder. Seller has provided Buyer with true, complete and correct copies of each of the Seller Contracts described on SCHEDULE 4.8(i) that are written and true, complete and correct written summaries of the Seller Contracts listed or described on SCHEDULE 4.8(i) that are oral.

         (ii) Except as set forth on SCHEDULE 4.8(ii), (A) Seller has performed all obligations required to be performed by it to date under the Seller Contracts, (B) neither Seller nor, to the best of Seller's knowledge, any other party to any Seller Contract has improperly terminated or is in breach or default under such Seller Contract, (C) there exists no condition or event which, after the giving of notice or lapse of time or both, would constitute any such breach, termination or default, (D) each of the Seller Contracts is in full force and effect and is a legal, binding and enforceable obligation of Seller and, to the best of Seller's knowledge, each of the other parties to the Seller Contracts, (E) none of the Seller Contracts is presently being renegotiated, either in whole or in part and
    (F) each of the Seller Contracts, if performed by Buyer, would not result in a loss to Buyer, based on Seller's actual production costs for the twelve months ended on the date of this Agreement and based on the quoted price set forth in, or applicable to, the Seller Contract.

    4.9  TAXES.

         (i) Seller has paid all Taxes owed by it when due, except for circumstances in which Seller is contesting the payment of a Tax in good faith under circumstances in which title to or use of the Assets by Buyer will not be adversely affected (such as by the posting of a bond by Seller), and except for Taxes as to which Seller's failure to pay will not result in the imposition of a lien or encumbrance on any of the Assets or in any obligation of Buyer to pay such Taxes, any such exceptions being described on SCHEDULE 4.9(i). Seller has timely filed all Tax returns and reports.

         (ii) For purposes of this Agreement, the term "Taxes" means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, customs, duties, real estate or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes.

    4.10 CUSTOMERS AND SUPPLIERS. Except as set forth on SCHEDULE 4.10, Seller is not involved in any material claim or controversy with any customer or supplier.

    4.11 SUFFICIENCY OF THE ASSETS. The Assets constitute all of the properties, assets and rights required for the continued conduct of the Business as presently conducted.

    4.12 BROKERS, FINDERS AND AGENTS. Seller has not taken any action that would directly or indirectly obligate Seller, Buyer or anyone else to anyone acting as a broker, finder, financial advisor or in any other similar capacity in connection with this Agreement or the transactions contemplated by this Agreement.

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    4.13 CERTAIN TRANSFERS.  Except as set forth on SCHEDULE 4.13, since
October 30, 1996 Seller has not transferred any of the Assets (to another operation of Seller, a third party or otherwise) except for sales of inventory in the ordinary course of business consistent with past practice, and has conducted the Business in the ordinary course of business consistent with past practice.

    4.14 INVESTMENT INTENT. Seller and each of the Shareholders is acquiring the Share Consideration for investment only without any view to selling or otherwise disposing of the Share Consideration. Seller and each Shareholder is a sophisticated investor with knowledge and experience in investments and has had access to all information desired by it regarding Seller and the Share Consideration, including opportunities to ask questions of and receive answers from management of Buyer. Seller and each Shareholder acknowledges that the Share Consideration has been transferred to them without registration under the United States federal securities laws or any similar state law and that the shares comprising the Share Consideration may not be sold without registration thereunder unless exemptions from such requirements are available. Buyer may place a legend to the foregoing effect on certificates representing the Share Consideration.

    REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller as of the date hereof as follows:

    4.14 CORPORATE MATTERS. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer is duly qualified to conduct business as a foreign corporation in each jurisdiction in which its ownership or lease of property or conduct of its business requires such qualification under applicable law.

    4.15 AUTHORIZATION AND EFFECT OF AGREEMENT. Buyer has the requisite corporate power to execute and deliver this Agreement and to perform the transactions contemplated by this Agreement to be performed by Buyer. The execution and delivery by Buyer of this Agreement and the performance by Buyer of the transactions contemplated by this Agreement to be performed by Buyer have been duly authorized by all necessary action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and, assuming the due execution and delivery of this Agreement by Seller, constitutes a valid and binding obligation of Buyer enforceable in accordance with its terms.

    4.16 NO CONFLICTS. The execution and delivery of this Agreement by Buyer does not, and the performance by Buyer of the transactions contemplated by this Agreement to be performed by it will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligations or to loss of a material benefit under, (i) the articles of incorporation or bylaws of Buyer, (ii) any Law or judgment, order or award existing or entered into as of the date of this Agreement to which Buyer is subject, (iii) any contract to which Buyer is a party, or (iv) any license or permit of Buyer. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with

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respect to Buyer under any applicable Law in connection with the execution and delivery of this Agreement by Buyer or the performance by Buyer of the transactions contemplated by this Agreement to be performed by it.

    4.17 BROKERS, FINDERS AND AGENTS. Buyer has not taken any action that would directly or indirectly obligate Seller, Buyer or anyone else to anyone acting as a broker, finder, financial advisor or in any other similar capacity in connection with this Agreement or the transactions contemplated by this Agreement.

                               V. ADDITIONAL COVENANTS

    5.1 TRANSITION ASSISTANCE. Seller shall provide Buyer with such assistance as may reasonably be requested by Buyer to implement the terms of this Agreement and the Transfer of the Business pursuant to this Agreement.

    5.2  EMPLOYEE MATTERS.


         (a) FUTURE EMPLOYMENT. Buyer will offer employment on terms set forth in contracts in substantially the form of EXHIBIT 5.2(a) (the "Employment Contracts") to the following individuals at the following rates of compensation:

         Name                     Initial Salary
         ----                     --------------

         Darrell D. Judd          $4,600 per month
         Steven R. Yashor         $4,200 per month
         Chaz Clover              $3,000 per month/$19 per hour billable and
                                                   $14 per hour nonbillable

         (b) RESERVED ACCOUNTS. As part of his overall duties to Buyer, Darrell D. Judd will be assigned the account of Stick Enterprises International and all accounts which are obtained by Buyer as a direct result of Mr. Judd's work with Stick Enterprises International. Mr. Judd will be compensated with respect to Stick Enterprises to the same extent and on the same terms as all accounts handled by Mr. Judd from time to time under his employment agreement with Buyer, [except that Mr. Judd will be paid no commissions or other contingent compensation with respect to revenues generated which result in a payment to Seller under Section 2.2 of this Agreement.] Mr. Judd's rights under this Section 5.2(b) are subject in all respects to Buyer's policies and procedures as such are in effect from time to time, and to the terms of Mr. Judd's Employment Contract. Buyer's obligations under this Section 5.2(b) and under Section 5.2(c) will expire on March 1, 1997 and will terminate automatically upon any termination of Mr. Judd's Employment Contract.

         (c) COMPLIMENTARY WEB ACCOUNT. Buyer will provide without charge to Darrell D. Judd two Web accounts of size and usage that falls within the average of all Buyer's commercial accounts. In the event that either the size or usage of the accounts exceeds the average,

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the excess will be billed at the then current commercial rates and Mr. Judd will promptly reimburse Buyer for such excess amounts. The accounts are for personal use only and are not to be resold.

                                   VI.  THE CLOSING

    6.1 SIMULTANEOUS CLOSING. The consummation of the transactions contemplated by this Agreement ("Closing") shall occur on the date of the execution of this Agreement. Closing shall take place at Sherman & Howard L.L.C., 633 Seventeenth Street, Suite 3000, Denver, Colorado, on the effective date of this Agreement (the "Closing Date").

    6.2  THE CLOSING.

         (a) Seller and the Shareholders will deliver to Buyer, at the expense of Seller, the following (collectively, "Seller's Closing Documents"):

              (i) EMPLOYMENT CONTRACTS. The Employment Contracts in the form of EXHIBIT 5.2(a); and

              (ii) BILL OF SALE AND ASSIGNMENT. A Bill of Sale and Assignment in substantially the form of EXHIBIT 6.2(a).

         (b) Buyer will deliver to Seller, at the expense of Buyer, the following (collectively, "Buyer's Closing Documents"):

              (i) PAYMENT OF PURCHASE PRICE. An amount equal to the cash portion of the purchase price by bank check or wire transfer and certificates representing the Share Consideration; and

              (ii) ASSUMPTION AGREEMENT. An Assumption Agreement in the form of EXHIBIT 6.2(b); and

              (iii) EMPLOYMENT CONTRACTS. The Employment Contracts in the form of EXHIBIT 5.2(a).

                            VII.  MISCELLANEOUS PROVISIONS

    7.1 NOTICES. All notices and other communications required or permitted under this Agreement will be in writing and, unless otherwise provided in this Agreement, will be deemed to have been duly given when delivered in person or when dispatched by telegram or electronic facsimile transfer (confirmed in writing by mail simultaneously dispatched) or one business day after having been dispatched by a nationally recognized overnight courier service to the appropriate party at the address specified below.

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    (a)  If to Buyer to:

         Rocky Mountain Internet, Inc.
         1800 Glenarm Place, 11th Floor
         Denver, CO 80202
         Facsimile No.: 303/672-0711
         Telephone No.: 303/672-0700
         Attention: Mr. Kevin Loud

         with a copy to:

         Stephen S. Halasz, Esq.
         Sherman & Howard L.L.C.
         633 17th Street, Suite 3000
         Denver, CO 80202
         Facsimile No.: 303/298-0940
         Telephone No.: 303/297-2900

    (b)  If to Seller, to:

         CompuNerd, Inc.
         408 S. Tejon, Suite 201
         Colorado Springs, CO 80903
         Facsimile No.: (719) 578-0478
         Telephone No.: (719) 578-5424
         Attention: Darrell D. Judd - President

         with a copy to:

         Steven T. Nolan, Esq.
         408 South Tejon, Suite 806
         Colorado Springs, CO 80903
         Facsimile No.: (719) 471-7108
         Telephone No.: (719) 471-3226

or to such other address or addresses as any such party may from time to time designate as to itself by like notice.

    7.2 EXPENSES. Except as otherwise expressly provided in this Agreement, Seller and Buyer each will pay any expenses incurred by it incident to this Agreement and in preparing to consummate and consummating the transactions provided for in it.

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         7.3   SUCCESSORS AND ASSIGNS.  This Agreement will be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns, but will not be assignable or delegatable by any party without the prior written consent of the other party; provided, however, that nothing in this Agreement is intended to limit Buyer's ability to transfer any of the Assets following the Closing Date.

         7.4 WAIVER. Either Buyer or Seller by written notice to the other may (a) extend the time for performance of any of the obligations or other actions of the other under this Agreement, (b) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any Closing Document, (c) waive compliance with any of the conditions or covenants of the other contained in this Agreement, or (d) waive performance of any of the obligations of the other under this Agreement. Except as provided in the immediately preceding sentence, no action taken pursuant to this Agreement will be deemed to constitute a waiver of compliance with any representations, warranties or covenants contained in this Agreement and will not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature.

         7.5 ENTIRE AGREEMENT. This Agreement (including the Exhibits) supersedes any other agreement, whether written or oral, that may have been made or entered into by any party to this Agreement (or by any director, officer or representative thereof) relating to the matters contemplated by this Agreement. This Agreement (including the Exhibits and documents contemplated hereby) constitutes the entire agreement by and among the parties to this Agreement and there are no agreements or commitments by or among such parties except as expressly set forth in this Agreement.

         7.6 SHAREHOLDERS OBLIGATED. The Shareholders will cause Seller to comply with all of the obligations under this Agreement.

         7.7 RIGHTS OF THE PARTIES. Nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give any person or entity other than the parties to this Agreement any rights or remedies under or by reason of this Agreement or any transaction contemplated by this Agreement.

         7.8 FURTHER ASSURANCES. From time to time, as and when requested by any party to this Agreement, the other party will execute and deliver, or cause to be executed or delivered, all such documents and instruments as may be reasonably necessary to consummate and fully effectuate the transactions contemplated by this Agreement. Buyer and Seller will cooperate and take such action as may be reasonably requested by the other in order to effect an orderly Transfer of the Assets and the Business with a minimum of disruption to the operations of the Business.

         7.10 APPLICABLE LAW; JURISDICTION. This Agreement and the legal relations among the parties to this Agreement will be governed by and construed in accordance with the substantive laws of the State of Colorado, without giving effect to the principles of conflict of laws thereof.


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         7.11   TITLES AND HEADINGS.  Titles and headings to Sections in this
Agreement are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         7.12 PASSAGE OF TITLE AND RISK OF LOSS. Legal title, equitable title and risk of loss with respect to the Assets will not pass to Buyer until such Assets are Transferred at Closing, which transfer, once it has occurred, will be deemed effective for tax, accounting and other computational purposes as of the close of business on the Closing Date.

         7.13 CERTAIN INTERPRETIVE MATTERS AND DEFINITIONS. Unless the context otherwise requires, (i) all references to Sections, Articles and Exhibits are to Section, Articles or Exhibits of or to this Agreement, (ii) each term defined in this Agreement has the meaning assigned to it, (iii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (iv) "or" is disjunctive but not necessarily exclusive, (v) words in the singular include the plural and vice versa, (vii) the phrase "liabilities and obligations" means all such matters of any nature, whether fixed or contingent, known or unknown, or arising under contract, law, equity, or otherwise, and (viii) the word "including" and similar terms following any statement will not be construed to limit the statement to the matters listed after such word or term, whether or not a phrase of nonlimitation such as "without limitation" is used. No provision of this Agreement will be interpreted in favor of, or against, any of the parties to this Agreement by reason of the extent to which any such party or its counsel participated in the drafting or by reason of the extent to which any such provision is inconsistent with any prior draft.

         7.14 EXECUTION IN COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.

         7.15 SURVIVAL OF WARRANTIES: REMEDIES NOT EXCLUSIVE. All warranties will survive the closing of the transactions contemplated by this Agreement. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy and each remedy will be cumulative and will be in addition to every other remedy given under this Agreement or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies will not constitute a waiver of the right to pursue other available remedies.

         7.16 PURCHASE PRICE ALLOCATION. The purchase price will be allocated as follows: $46,266.00 to the Assets other than Seller's rights under subscriber contracts, and the remainder of the purchase price to Seller's rights under Subscriber Contracts.


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    The parties to this Agreement have executed this agreement as of the day and year first above written.

                                       ROCKY MOUNTAIN INTERNET, INC.


                                       By:  /s/ Roy Dimoff
                                             ----------------------------------
                                             Name: Roy Dimoff
                                            Title: President & CEO


                                       COMPUNERD, INC.


                                       BY:  /s/ Darrell Judd, President
                                             ----------------------------------
                                            Name: Darrell Judd
                                            Title: President


                                       /s/ Darrell Judd
                                        ---------------------------------------
                                        Darrell Judd


                                       /s/ Steven R. Yashui
                                        ---------------------------------------
                                       Steven R. Yashui


                                       /s/ Ken McGlothlen   by Darrell Judd
                                        ---------------------------------------
                                       Ken McGlothlen      (Attorney in fact)


                                       /s/ Chaz Clover
                                        ---------------------------------------
                                       Chaz Clover


                                       /s/ Randy Judd-Harrison by Darrell Judd
                                        ---------------------------------------
                                       Randy Judd-Harrison   (attorney in fact)


                                       /s/ Del Harrison
                                        ---------------------------------------
                                       Del Harrison

                                    EXHIBIT 5.2(a)
                             FORM OF EMPLOYMENT AGREEMENT


         This Employment Agreement (this "Agreement") is entered into as of November 1, 1996, by and between ____________________ ("Employee") and Rocky Mountain Internet, Inc., a Delaware corporation (the "Company").

         In consideration of the mutual agreements set forth in this Agreement, the parties agree as follows:

         SECTION 1. TERM. Beginning on the date of this Agreement, the Company agrees to employ the Employee and the Employee accepts such employment. Employee's employment will be at the will of the Company, but the terms of this Agreement will apply so long as Employee remains employed or until this Agreement is amended by the parties.

         SECTION 2. DUTIES. Employee will be employed full time by the Company and will perform such duties as are assigned to him from time to time by any officer of the Company. Employee will to the best of his ability conscientiously and loyally perform the duties properly required of him, and in all instances to further the best interests of the Company.

         SECTION 3. BASE SALARY. For all services rendered by Employee in any capacity during Employee's employment under this Agreement, the Company shall pay Employee a base salary at the annual rate of $ ______________ per month. Such base salary shall be payable in accordance with the customary Employee payroll practices of the Company, but in no event less frequently than monthly; provided, however, that Employee shall not be entitled to any salary while receiving payments under any written policy with respect to disability which may be adopted by the Company and then in effect. [ADD PROVISIONS SPECIFIC TO EACH EMPLOYEE]

         SECTION 4. BENEFITS. Employee shall receive such personal leave, vacation, disability pay, insurance and other benefits in addition to salary bonuses as are provided to, and on the same basis as, other similarly classified employees of the Company.

         SECTION 5. SOURCE OF PAYMENTS. All payments required under this Agreement shall be paid from the general funds of the Company, and no special or separate fund shall be established and no other segregation of assets shall be made to assure payment. Employee shall have no right, title, or interest whatever in or to any investments which the Company may make to aid the Company in meeting its obligations hereunder.

         SECTION 6. TERMINATION. Employee's employment hereunder may be terminated by the Company with or without cause, in the Company's sole discretion, at any time.

         SECTION 7. NON-COMPETITION COVENANT. Employee shall not, during the term of Employee's employment by the Company and for a period of one year thereafter, in any capacity whatsoever, directly or indirectly, (a) solicit from any customer or customer prospect of the Company any business relating to any services then being provided, or proposed by the Company to be provided, by the Company to any customer of the Company, (b.) solicit from any employee or consultant of the Company, or supply to any person, information pertaining to any customer or customer prospect of the Company, (c.) make an offer of employment to any person employed by the Company or whose employment by the Company has ended less than 180 days prior thereto; or (d.) interfere with any actual or prospective contractual relationship between the Company and any customer of the Company. For purposes of this Agreement, "customer" shall refer, in addition to those persons to which services are sold by the Company, to those persons with which the Company has established strategic marketing or other alliances.

Employee (i.) recognizes the significance of the provisions of this Section 7 and that they are required for the protection of legitimate business interests of the Company; (ii.) that the Company would not, in the absence of such provisions, employ Employee or entrust to Employee the significant responsibilities which will be entrusted to Employee; (iii.) there will be no practical way to separate the portions of the Company's information which is confidential information (as hereinafter defined) created by the Company's investment and that information which is discernible from other sources; (iv.) acknowledges that the provisions of this Section 7 are reasonable in terms of duration, geography, and types and limits of activities; and (v.) acknowledges that the Company will be making major investments based to a considerable degree upon Employee's advice and in reliance upon Employee's covenant not to compete contained in this Section 7. If the covenant not to compete in this Section 7 is found by any court to be overly-broad in extent, as to the time period or as to the geographic area designated, the parties agree that it shall nevertheless be effective, but it shall be deemed to be amended to the extent determined by such court to be reasonable and enforceable to the greatest possible extent, and, as so amended, shall be fully enforced.

    SECTION 8. CONFIDENTIAL INFORMATION; PROPRIETARY RIGHTS. Employee shall not, except in the performance of Employee's duties hereunder and for the benefit of the Company, during or after employment hereunder, use, disclose or reveal to any unauthorized person any confidential information of the Company relating to the Company, to its subsidiaries or affiliates, or to any of the businesses operated by them, and Employee confirms that such information constitutes the exclusive property of the Company. As used in Section 7 and this Section 8, "confidential information" means all information which has been acquired, created, discovered or developed by or has otherwise become known to the Company, or in which property rights have been assigned to the Company, which information has commercial value to the Company including, for example, trade secrets, product or service designs, marketing plans or forecasts, financial plans or forecasts, software, network design systems, media information systems and customer and customer prospect lists (including but not limited to information relating to the requirements of customers and customer prospects and the names of and information about key personnel of customers or customer prospects) of the Company. Employee hereby assigns to the Company any rights Employee has or may acquire to confidential information, including any rights in software, network design systems, patent rights or copyrights, whether heretofore or hereafter developed. Employee will promptly disclose to the Company, or any persons designated by it, all improvements, inventions, formula, systems, processes, techniques, know-how and data, whether or not patentable, or copyrightable, made or conceived or reduced to practice or learned by Employee, either alone or jointly with others, during the period of Employee's employment which are related to or useful in the business of the Company, or result from tasks assigned to Employee by the Company, or result from use of premises owned, leased or contracted for by the Company (all such improvements, inventions, formula, processes, techniques, know-how and data shall be collectively hereinafter called "Inventions"). Employee agrees that all Inventions shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents, copyrights and other rights in connection therewith. Employee hereby assigns to the Company any rights Employee may have or acquire in all Inventions. Employee further agrees as to all Inventions to assist the Company in every proper way (but at the Company's expense) to obtain and from time to time enforce patents, copyrights, or other legal protections on Inventions in any and all countries shall continue beyond the termination of Employee's employment, but the Company shall compensate Employee at a reasonable rate after such termination for time actually spent by Employee at the Company's request on such assistance.

         SECTION 9. SURVIVAL/COMPANY'S REMEDIES UPON BREACH. The covenants contained in Sections 7 and 8 hereof shall be construed as independent of any other agreements between the parties and shall survive termination of the employment of Employee. Employee acknowledges that the Company's remedy at law for a breach by Employee of the provisions of Sections 7 and 8 hereof will be inadequate. Accordingly, in the event of the breach or threatened breach by Employee of any of Sections 7 and 8 hereof, the Company shall be entitled to injunctive relief in addition to any other remedy to which it may be entitled.

         SECTION 10. TAX WITHHOLDING. The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

         SECTION 11. BENEFIT AND BINDING EFFECT. This Agreement shall inure to the benefit of, and be binding upon, (a.) Employee and Employee's personal or legal representatives, executors, administrators, distributees, devisees and legatees, and (b.) the Company and its successors and assigns. Without limiting the generality of the foregoing, the Company, without Employee's consent, may assign this Agreement and its rights hereunder to any person or entity that acquires substantially all of the Company's business or assets.

         SECTION 12. NO ATTACHMENT. Except as required by law, the right to receive payments under this agreement shall not be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void ab initio and of no effect.

         SECTION 13. AMENDMENT OF AGREEMENT. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

         SECTION 14. NO IMPLIED WAIVER. No forbearance from enforcing any right hereunder shall be deemed to be a waiver of such right. No provision of this Agreement shall be deemed to have been waived, nor shall there by any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than specifically waived.

         SECTION 15. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when received in fact if notice is given other than by registered mail, or when mailed by United States registered mail, return receipt requested, postage prepaid addressed, in the case of the Employee, to Employee's address as shown on the payroll records of the Company and, in the case of the Company, to the attention of the Chief Executive Officer at the principal executive offices of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except notice of change of address shall be effective only upon receipt.

         SECTION 16. SEVERABILITY; ENFORCEABILITY. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect. This Agreement shall be interpreted to protect to the fullest possible extent the Company's confidential information, employees, customers, prospective customers, and goodwill.

         SECTION 17. HEADINGS. The headings of Sections and paragraphs are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

         SECTION 18. GOVERNING LAW. This Agreement has been executed and delivered in the State of Colorado, is intended to be performed primarily within such State, and its validity, interpretation, performance, and enforcement shall be governed by the laws of such State.

         SECTION 19. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties with respect to the subject matter hereof and shall supersede all other prior written or oral representations and agreements, if any between or among any of Employee, the Company, the President, or any of them concerning the employment of Employee in any capacity; and neither party is relying upon any such prior representations or agreements in entering into this Agreement.

         SECTION 20. ARBITRATION. Any dispute arising out of or related to this Agreement will be submitted to binding arbitration pursuant to the rules of the American Arbitration Association. The location of any arbitration proceeding will be Denver, Colorado, and judgment upon an award of the arbitrators may be executed in any court of competent jurisdiction.

IN WITNESS WHEREOF, the Company and Employee have caused this Agreement to be executed as of the day and year first above written.


                                       COMPANY:

                                       Rocky Mountain Internet, Inc.

                                       BY:
                                          -------------------------------------


                                       EMPLOYEE:


                                       ----------------------------------------
                                            NAME

                                    EXHIBIT 6.2(a)



                                   BILL OF SALE AND
                                 ASSIGNMENT AGREEMENT

    That CompuNerd, Inc., a Colorado corporation ("Seller") for $10.00 and other valuable consideration in hand paid by Rocky Mountain Internet, Inc., a Delaware corporation ("Buyer"), receipt of which is acknowledged, hereby sells, grants, transfers and conveys to Buyer all of the Assets comprising, used or useful in the Business (as defined in the Asset Purchase Agreement dated as of November 1, 1996, between Seller and Buyer (the "Asset Purchase Agreement")), including but not limited to the Assets included on Schedule 1.1 to the Asset Purchase Agreement.

    This Agreement may be executed in one or more counterparts, all of which taken together shall constitute the original of this Agreement.

Dated as of November 1, 1996

Rocky Mountain Internet, Inc.           CompuNerd, Inc.

By:                                     By:
   ---------------------------             ---------------------------

                                    EXHIBIT 6.2(b)


                                 ASSUMPTION AGREEMENT

    For value received, receipt and sufficiency of which are acknowledged, CompuNerd, Inc., a Colorado corporation ("Seller") hereby assigns and transfers to Rocky Mountain Internet, Inc. A Delaware corporation ("Buyer") all of Seller's right, title and interest in and to each of the contracts ("Assumed Contracts") included on Schedule 3.1 to the Asset Purchase Agreement dated November 1, 1996, between Seller and Buyer (the "Asset Purchase Agreement"). Buyer assumes and agrees to discharge, in accordance with terms thereof, all obligations under the Assumed Contracts arising on and after the date hereof to the extent that such liabilities and obligations relate to periods beginning on or after the date hereof and to be bound by such contracts as fully as if Buyer had executed each as a party thereto.

    This Agreement may be executed in one or more counterparts, all of which taken together she constitute the original of this Agreement.

Dated as of November 1, 1996.

Rocky Mountain Internet, Inc.           CompuNerd, Inc.


By:                                     By:
   ---------------------------             ---------------------------